Exhibit 99.1

REXFORD INDUSTRIAL announces first QUARTER 2015 financial RESULTS

– Reports Recurring FFO of $0.20 Per Diluted Share –

– Consolidated NOI Up 67.6% Compared to First Quarter 2014 –

– Stabilized Same Property Portfolio Occupancy At 94.9%, Up 460 Basis Points Year-Over-Year –

Los Angeles, California – May 6, 2015 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the first quarter 2015.

First Quarter 2015 Financial and Operational Highlights:

•	Reported Recurring Funds From Operations (FFO) of $0.20 per diluted share for the quarter ended March 31, 2015. Adjusting for non-recurring items, FFO was $0.19 per diluted share.
•	Total rental revenues of $21.1 million increased 57.0% year-over-year. Property Net Operating Income (NOI) of $15.2 million increased 67.6% year-over-year.
•	Signed new and renewal leases totaling approximately 778,150 square feet. Rental rates on new and renewal leases were 11.6% higher than prior rents on a GAAP basis and 4.5% higher on a cash basis.
•

Stabilized Same Property Portfolio occupancy was 94.9%, an increase of 460 basis points year-over-year. Total Same Property Portfolio occupancy was 92.4%, an increase of 210 basis points year-over-year.

•	At March 31, 2015, the consolidated portfolio was 89.5% occupied, a decrease of 70 bps year-over-year, inclusive of value-add acquisitions activity.
•

Same Property Portfolio NOI increased 7.4% in the first quarter of 2015 compared to the first quarter of 2014, driven by a 4.2% increase in Same Property Portfolio total rental revenue, while Same Property Portfolio operating expenses decreased by 3.4%. Same Property Portfolio Cash NOI increased 7.3% compared to the first quarter 2014.

•	During the first quarter 2015, the Company acquired 4 industrial properties, totaling approximately 432,000 square feet, for an aggregate cost of $52.4 million.

“During the first quarter of 2015, we continued to generate strong results across our portfolio, driven by ongoing improvement in our operating and leasing metrics.  Our target Southern California infill industrial markets continue to strengthen, demonstrated by tight occupancy and improving rental rates, enabling our focus on enhancing cash flow and asset value,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers.  “We completed over 778,000 square feet of new and renewal leases, capitalizing on our sixth consecutive quarter of double-digit positive re-leasing spreads to drive robust NOI growth and increased portfolio value. Year-to-date, we have acquired 6 industrial properties for a total of $67.8 million, and we ended the quarter well-positioned for accretive growth, with low leverage metrics and a substantial pipeline of potential transactions as we look ahead to 2015 and beyond.”

Financial Results:

The Company reported net income of $0.1 million (net income of $0.1 million before non-controlling interests), for the three months ended March 31, 2015. This compares to net income of $1.3 million ($1.4 million before non-controlling interests) for the three months ending March 31, 2014.

The Company reported Company share of Recurring FFO of $10.1 million, or $0.20 per diluted share of common stock, for the three months ended March 31, 2015. This compares to Company share of Recurring FFO of $5.2 million, or $0.21 per diluted share of common stock, for the three months ending March 31, 2014.  Including non-recurring expenses and acquisition expenses of $0.6 million incurred during the first quarter, Company share of FFO was $9.5 million, or $0.19 per diluted share of common stock.

Operating Results:

For the three months ended March 31, 2015, the Company’s Same Property Portfolio NOI increased 7.4% compared to the first quarter of 2014, driven by a 4.2% increase in Same Property Portfolio total rental revenue, while Same Property Portfolio expenses decreased by 3.4%. Same Property Portfolio Cash NOI increased 7.3% compared to the first quarter 2014.

In the first quarter, the Company signed 141 new and renewal leases in its consolidated portfolio, totaling 778,150 square feet. Average rental rates on comparable new and renewal leases were up 11.6% on a GAAP basis and up 4.5% on a cash basis. The Company signed 72 new leases for 458,301 square feet, with GAAP rents up 15.1% compared to the prior in place leases. The Company signed 69 renewal leases for 319,849 square feet, with GAAP rents up 10.2% compared to the prior in place leases. For the 72 new leases, cash rents were up 5.7%, and for the 69 renewal leases, cash rents were up 3.9%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2015. See below for information regarding the supplemental information package.

Transaction Activity:

In the first quarter, the Company acquired four industrial properties totaling approximately 432,000 square feet, for an aggregate cost of $52.4 million, as detailed below.

In January 2015, the Company acquired 12907 Imperial Highway, a 101,080 square foot property in Santa Fe Springs within the Mid-Counties (Los Angeles) submarket for $12.2 million, or approximately $120 per square foot.

In January 2015, the Company acquired 8902-8940 Activity Road, a 112,500 square foot business park within the Central San Diego submarket for $18.5 million, or approximately $164 per square foot.

In March 2015, the Company acquired 1210 N. Red Gum Street, a 64,570 square foot property in Anaheim within the North Orange County submarket, for $7.7 million, or $118 per square foot.

In March 2015, the Company acquired 9401 De Soto Avenue, a 153,984 square foot property in Chatsworth within the Greater San Fernando Valley (Los Angeles) submarket, for $14.1 million, or $91 per square foot.

Balance Sheet:

At March 31, 2015, the Company had $269.9 million of outstanding debt, with an average interest rate of 2.24% and an average term-to-maturity of 3.4 years. As of March 31, 2015, $30 million of the Company’s floating-rate debt has been effectively fixed through the use of interest rate swaps.  As a result, approximately $48.6 million, or 18%, of outstanding debt was fixed-rate with an average interest rate of 4.35% and an average term-to-maturity of 4.1 years, and the remaining $221.3 million, or 82%, of outstanding debt was floating-rate, with an average interest rate of LIBOR+1.59% and an average term-to-maturity of 3.2 years.

The Company has two forward interest rate swaps that will effectively fix the annual rate on the $60 million term loan as follows (i) $30 million at 3.762% from 1/15/15 to 2/15/19 and (ii) $30 million at 3.91% from 7/15/15 to 2/15/19. The Company also has two forward interest rate swaps that will effectively fix the annual interest rate on a $100 million term loan as follows: (i) $50 million at 1.79% plus the applicable term loan facility margin from 8/14/15 to 12/14/18, and (ii) $50 million at 2.005% plus the applicable term loan facility margin from 2/16/16 to 12/14/18. If all of our swaps were effective as of March 31, 2015, our consolidated debt would be 66% fixed and 34% variable.

In January 2015, the Company issued 11.5 million shares of its common stock at $16.00 per share, raising net proceeds of approximately $176.6 million after deducting the underwriting discount. Proceeds from the offering were used to reduce the balance outstanding on the Company’s unsecured revolving credit facility, to fund acquisitions and for general corporate purposes.

Dividend:

On May 4, 2015, the Board of Directors declared a dividend of $0.12 per share for the second quarter of 2015, payable in cash on July 15, 2015, to stockholders and unit holders of record on June 30, 2015.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday May 6, 2015 at 5:00 p.m. Eastern time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through June 6, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13606875.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 105 properties with approximately 10.4 million rentable square feet and manages an additional 19 properties with approximately 1.17 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring expenses and acquisition expenses. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us during the entire span of both periods being compared. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2014 through March 31, 2015. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude spaces that were under repositioning. As of March 31, 2015, spaces aggregating 160,399 square feet were under repositioning.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.

Consolidated Balance Sheets (Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Land	$392,594,000	$368,033,000
Buildings and improvements	570,688,000	540,837,000
Tenant improvements	22,417,000	21,404,000
Furniture, fixtures, and equipment	188,000	188,000
Total real estate held for investment	985,887,000	930,462,000
Accumulated depreciation	(83,140,000)	(76,884,000)
Investments in real estate, net	902,747,000	853,578,000
Cash and cash equivalents	47,541,000	8,606,000
Note receivable	13,135,000	13,137,000
Rents and other receivables, net	1,892,000	1,812,000
Deferred rent receivable, net	5,520,000	5,165,000
Deferred leasing costs, net	3,744,000	3,608,000
Deferred loan costs, net	1,895,000	2,045,000
Acquired lease intangible assets, net	26,504,000	28,136,000
Acquired indefinite-lived intangible	5,271,000	5,271,000
Other assets	5,534,000	4,699,000
Acquisition related deposits	250,000	2,110,000
Investment in unconsolidated real estate entities	4,013,000	4,018,000
Total Assets	$1,018,046,000	$932,185,000
LIABILITIES & EQUITY
Liabilities
Notes payable	$269,541,000	$356,362,000
Interest rate swap liability	3,279,000	1,402,000
Accounts payable, accrued expenses and other liabilities	11,566,000	10,053,000
Dividends payable	6,639,000	5,244,000
Acquired lease intangible liabilities, net	2,903,000	3,016,000
Tenant security deposits	9,112,000	8,768,000
Prepaid rents	1,144,000	1,463,000
Total Liabilities	304,184,000	386,308,000
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 55,329,363 and 43,702,442 outstanding as of March 31, 2015 and December 31, 2014, respectively	549,000	434,000
Additional paid in capital	719,199,000	542,318,000
Cumulative distributions in excess of earnings	(28,235,000)	(21,673,000)
Accumulated other comprehensive income	(3,147,000)	(1,331,000)
Total stockholders' equity	688,366,000	519,748,000
Noncontrolling interests	25,496,000	26,129,000
Total Equity	713,862,000	545,877,000
Total Liabilities and Equity	$1,018,046,000	$932,185,000

Rexford Industrial Realty, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2015	2014
RENTAL REVENUES
Rental revenues	$18,557,000	$11,628,000
Tenant reimbursements	2,184,000	1,511,000
Management, leasing and development services	132,000	234,000
Other income	190,000	42,000
TOTAL RENTAL REVENUES	21,063,000	13,415,000
Interest income	277,000	276,000
TOTAL REVENUES	21,340,000	13,691,000
OPERATING EXPENSES
Property expenses	5,771,000	4,134,000
General and administrative	3,546,000	2,605,000
Depreciation and amortization	9,884,000	6,130,000
TOTAL OPERATING EXPENSES	19,201,000	12,869,000
OTHER EXPENSE
Acquisition expenses	233,000	333,000
Interest expense	1,826,000	1,251,000
TOTAL OTHER EXPENSE	2,059,000	1,584,000
TOTAL EXPENSES	21,260,000	14,453,000
Equity in income from unconsolidated real estate entities	1,000	45,000
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	81,000	(717,000)
DISCONTINUED OPERATIONS
Income from discontinued operations before gain on sale of real estate	-	21,000
Gain on sale of real estate	-	2,125,000
INCOME FROM DISCONTINUED OPERATIONS	-	2,146,000
NET INCOME	$81,000	$1,429,000

NET INCOME ATTRIBUTABLE TO:
Rexford Industrial Realty, Inc. common stockholders	$27,000	$1,261,000
Noncontrolling interests	4,000	152,000
Participating securities	50,000	16,000
NET INCOME	$81,000	$1,429,000

Net income available to common stockholders per share - basic and diluted	$-	$0.05
Weighted average shares of common stock outstanding - basic and diluted	50,683,528	25,419,418

Rexford Industrial Realty, Inc.

Same Property Portfolio Statements of Operations and NOI Reconciliation (Unaudited and in thousands)

Same Property Portfolio Statement of Operations:

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
Rental Revenues
Rental revenues	$11,753	$11,150	$603	5.4%
Tenant reimbursements	1,338	1,405	(67)	(4.8%)
Other operating revenues	37	44	(7)	(15.9%)
Total rental revenues	13,128	12,599	529	4.2%
Interest income	277	275	2	0.7%
Total Revenues	13,405	12,874	531	4.1%
Operating Expenses
Property expenses	3,598	3,725	(127)	(3.4%)
Depreciation and amortization	4,550	5,661	(1,111)	(19.6%)
Total Operating Expenses	8,148	9,386	(1,238)	(13.2%)
Other Expense
Interest expense	236	289	(53)	(18.3%)
Total Other Expense	236	289	(53)	(18.3%)
Total Expenses	8,384	9,675	(1,291)	(13.3%)
Net Income	$5,021	$3,199	$1,822	57.0%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended March 31,
NOI	2015	2014	$ Change	% Change
Net Income	$5,021	$3,199
Add:
Interest expense	236	289
Depreciation and amortization	4,550	5,661
Deduct:
Interest income	277	275
NOI	9,530	8,874	656	7.4%
Straight-line rents	(98)	(134)
Amort. above/below market leases	57	107
Cash NOI	$9,489	$8,847	$642	7.3%

.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
Rental revenues	$11,753	$11,150	$603	5.4%
Tenant reimbursements	1,338	1,405	(67)	(4.8%)
Other operating revenues	37	44	(7)	(15.9%)
Total rental revenue	13,128	12,599	529	4.2%

Property expenses	3,598	3,725	(127)	(3.4%)
NOI	$9,530	$8,874	$656	7.4%

Straight-line rents	(98)	(134)	36	(26.9%)
Amort. above/below market leases	57	107	(50)	(46.7%)
Cash NOI	$9,489	$8,847	$642	7.3%

Same Property Portfolio Rollforward:

	Three Month Same Property Portfolio Rollforward
	# of Properties	Square Feet	Wtd Avg. Occupancy
			2014/2015	2013/2014
Period ended December 31, 2014 and 2013	56	5,316,189	92.1%	89.8%
Additions(1)	6	769,034
Period ended March 31, 2015 and 2014	62	6,085,223	92.4%	90.3%

Same Property Portfolio Occupancy:

	Three Months Ended December 31,
	2014		2013
	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio(2)
Occupancy:
Los Angeles County	93.8%	98.6%	91.8%	91.8%
Orange County	96.4%	96.4%	95.0%	95.0%
San Bernardino County	95.6%	95.6%	87.5%	87.5%
Ventura County	90.8%	90.8%	93.5%	93.5%
San Diego County	81.6%	81.6%	79.3%	79.3%
Total/Weighted Average	92.4%	94.9%	90.3%	90.3%

(1)	Reflects the addition of Yorba Linda Business Park, The Park, Bonita, Thompson, Madera Road (Industrial) and Vanowen to the Same Property Portfolio for the three months ended March 31, 2015.
(2)	Reflects the occupancy of our Same Property Portfolio adjusted for spaces aggregating 160,399 square feet that were under repositioning as of March 31, 2015.

Rexford Industrial Realty, Inc.

Funds From Operations (Unaudited and in thousands)

	Three Months Ended March 31,
	2015	2014
Funds From Operations (FFO)
Net income	$81	$1,429
Add:
Depreciation and amortization, including amounts in discontinued operations	9,884	6,137
Depreciation and amortization from unconsolidated joint ventures	28	85
Deduct:
Gains on sale of real estate	-	2,125
FFO	$9,993	$5,526
Company share of FFO(1)	$9,513	$4,925

FFO	$9,993	$5,526
Add:
Non-recurring legal fees	369	-
Acquisition expenses	233	333
Recurring FFO	$10,595	$5,859
Company share of Recurring FFO(1)	$10,085	$5,223

(1)

Based on the weighted average interest in our Operating Partnership of approximately 95.6% and 89.4% for the three months ended March 31, 2015 and 2014, respectively.  Company share of FFO excludes FFO allocated to participating securities of $71 and $16 for the three months ended March 31, 2015 and 2014, respectively.